                                                                   EXHIBIT 2.6

                            [STATE OF FLORIDA SEAL]

                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State


December 29, 2000

CT Corporation System
660 East Jefferson St.
Tallahassee, FL 31301


Re: Document Number P07924

The Articles of Merger for WORLDWIDE FLIGHT SERVICES, INC., the surviving Delaware entity, were filed on December 28, 2000, effective December 31, 2000.

Should you have any questions regarding this matter, please feel free to telephone (850) 487-6050, the Amendment Filing Section.

Annette Ramsey
Corporate Specialist
Division of Corporations                           Letter Number 900A00064875


     Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314
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                                   12/31/00
                               ARTICLE OF MERGER
                             (PROFIT CORPORATIONS)

The following article of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105,F.S.

FIRST: The name and jurisdiction of the SURVIVING corporation is:

                                                                      [STAMP]

Name                               Jurisdiction
WORLDWIDE FLIGHT SERVICES, INC.    Delaware
- -------------------------------    -----------------------------------------

SECOND: The name and jurisdiction of each MERGING corporation is:


Name                                  Jurisdiction
MIAMI AIRCRAFT SUPPORT, INC.          Delaware
- ---------------------------------     --------------------------------------

MIAMI INTERNATIONAL AIRPORT
CARGO FACILITIES & SERVICES, INC.     Florida
- ---------------------------------     --------------------------------------

- ---------------------------------     --------------------------------------

- ---------------------------------     --------------------------------------

- ---------------------------------     --------------------------------------

THIRD: The Plan of Merger is attached.

FOURTH: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State

OR    12/31/2000     (Enter a specific date. NOTE: An effective date cannot be
   -----------------  prior to the date of filing or more than 90 days in the future.)

FIFTH: Adoption of Merger by SURVIVING corporation - (COMPLETE ONLY ONE
STATEMENT)
The Plan of Merger was adopted by the shareholders of the surviving corporation on _________________________.

The Plan of Merger was adopted by the board of directors of the surviving
corporation on    12-14-2000      and shareholder approval was not required.
               ------------------
SIXTH: Adoption of Merger by MERGING corporation(s) (COMPLETE ONLY ONE
STATEMENT)
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on _________________________.

The Plan of Merger was adopted by the board of directors of the merging
corporation(s) on      12-14-2000      and shareholder approval was not
                  --------------------
required.



                    (Attach additional sheets if necessary)



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Seventh: SIGNATURES FOR EACH CORPORATION
         -------------------------------

Name of Corporation        Signature                  Typed or Printed Name of Individual & Title
- ----------------------     --------------------       -------------------------------------------
WORLDWIDE FLIGHT
SERVICES, INC.             /s/ DAVID CHAVENSON         David Chavenson, Senior Vice President
- ----------------------     --------------------        -------------------------------------------
MIAMI AIRCRAFT
SUPPORT, INC.              /s/ DAVID CHAVENSON         David Chavenson, Senior Vice President
- ----------------------     --------------------        -------------------------------------------
MIAMI INTERNATIONAL
AIRPORT CARGO              /s/ DAVID CHAVENSON         David Chavenson, Senior Vice President
- ----------------------     --------------------        -------------------------------------------
FACILITIES & SERVICES,
INC.
- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------


- ----------------------     --------------------        -------------------------------------------

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                                 PLAN OF MERGER
                     (MERGER OF SUBSIDIARY CORPORATION(S))

The following plan of merger is submitted in compliance with section 607.1104, F.S. and in accordance with the laws of any other applicable jurisdiction of incorporation.

The name and jurisdiction of the PARENT corporation owning at least 80 percent of the outstanding shares of each class of the subsidiary corporation is:


Name                                         Jurisdiction
- ----                                         -------------
WORLDWIDE FLIGHT SERVICES, INC.              Delaware
- ---------------------------------            --------------------------------


The name and jurisdiction of each SUBSIDIARY corporation is


Name                                         Jurisdiction
- ----                                         -------------

MIAMI AIRCRAFT SUPPORT, INC.                 Delaware
- ---------------------------------            --------------------------------

MIAMI INTERNATIONAL AIRPORT CARGO            Florida
- ---------------------------------            --------------------------------

FACILITIES & SERVICES, INC.
- ---------------------------------            --------------------------------


- ---------------------------------            --------------------------------


- ---------------------------------            --------------------------------


The manner and basis of converting the shares of the subsidiary or parent into shares, obligations, or other securities of the parent or any other corporation or, in whole or in part, into cash or other property, and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, and other securities of the surviving or any other corporation or, in whole or in part, into cash or other property is as follows:

All issued and outstanding shares of stock of MIAMI AIRCRAFT SUPPORT, INC. and MIAMI INTERNATIONAL AIRPORT CARGO FACILITIES & SERVICES, INC. shall, at the time of the merger, be forthwith surrendered for cancellation.